EXHIBIT 4.17
AMENDMENT NO. 15 TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT dated as of November 28, 2007, by and among the financial institutions whose signatures appear below (individually a “Bank,” collectively the “Banks”), Comerica Bank, as Administrative Agent for the Banks (in such capacity, “Agent”), and Olympic Steel, Inc., an Ohio corporation (the “Company”).
     RECITALS:
     A. Company, Agent and Comerica Bank, Fifth Third Bank, LaSalle Bank Midwest National Association (fka Standard Federal Bank N.A.), Bank of America, N.A., (as assignee of Banc of America Leasing & Capital, LLC, successor to Fleet Capital Corporation) and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended (“Credit Agreement”).
     B. Bank of America, N.A. shall no longer be a “Bank” under the Credit Agreement and Company, Agent and the remaining Banks desire to amend the Credit Agreement as set forth below.
     NOW THEREFORE, the parties agree as follows:
     1. Under the terms of Section 7.6 of the Credit Agreement, a collateral audit of Company and the Subsidiaries is to be completed at least once a year absent the occurrence of certain other events. Agent and the Banks hereby waive the requirement that such collateral audit be performed for Company’s 2007 fiscal year. This waiver shall not amend or alter in any respect the terms and conditions of the Credit Agreement including the requirement to conduct collateral audits upon the occurrence of certain events as described in Section 7.6 of the Credit Agreement and for fiscal years subsequent to the 2007 fiscal year.
     2. The following Section 6.25 is added to the Agreement:
     “6.25 Corporate Documents and Corporate Existence. As to each Loan Party, (a) it is an organization as described on Schedule 6.25 hereto and has provided the Agent and the Banks with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 6.25 hereto.”
     3. Section 7.18 of the Agreement is amended to read in its entirety as follows:
     “7.18 Further Assurances.
     (a) Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent’s request, and at the Borrowers’ expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

     (b) Each Loan Party agrees to provide the Agent and the Banks with any other information required by Section 326 of the Patriot Act or necessary for the Agent and the Banks to verify the identity of the Loan Parties as required by Section 326 of the Patriot Act.”
     4. The following Section 12.15 is added to the Agreement:
     “12.15 No Reliance on Agent’s Customer Identification Program.
     (a) Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers or any of their Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.
     (b) Each Bank or assignee or participant of a Bank that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to provision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the Patriot Act.”
     5. Schedule 1.2 of the Agreement is amended to read in the form annexed hereto.
     6. Schedule 6.25 is added to the Agreement in the form annexed hereto as Schedule 6.25.
     7. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.
     8. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through 6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and (d) no Default or Event of Default has occurred and is continuing as of the date hereof.
     9. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.
     10. This Amendment may be signed in counterparts.
     11. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions:
     (a) Agent shall have received counterpart originals of (i) this Amendment, in each case duly executed and delivered by Company, the Agent, the Banks, and the Guarantors, (ii) original executed Revolving Credit Notes in favor of each Bank in accordance with the percentage in Schedule 1.2, as amended herein, and (iii) originals of any other Loan Documents identified on the Closing Agenda annexed hereto duly executed by the parties thereto and, where applicable, in recordable form.
     12. The Company, the undersigned guarantors and the Banks are parties to certain documents, instruments and/or agreements (collectively, the “Documents”) with or among them and Comerica Bank, a Michigan banking corporation (the “Merged Bank”). The Merged Bank has been merged with and into Comerica Bank, a Texas banking association (the “Surviving Bank”). The Company, the undersigned guarantors and the Banks hereby acknowledge and agree that any reference in the Documents to Comerica Bank, a Michigan banking corporation, shall mean Comerica Bank, a Texas banking association, as successor by merger to the Merged Bank.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,		OLYMPIC STEEL, INC.
as Agent
By:		By:

John E. Spidel
Its:	Vice President	Its:

SWING LINE BANK:		COMERICA BANK
By:

John E. Spidel
		Its:	Vice President
ISSUING BANK:		COMERICA BANK
By:

John E. Spidel
		Its:	Vice President

BANKS:	COMERICA BANK
By:

John E. Spidel
	Its:	Vice President
LASALLE BANK MIDWEST NATIONAL ASSOCIATION
By:

Its:

FIFTH THIRD BANK
By:

Its:

KEYBANK NATIONAL ASSOCIATION
By:

Its:

Acknowledged by the undersigned Guarantors as of November 28, 2007.

GUARANTORS:
OLYMPIC STEEL LAFAYETTE, INC.
By:

Its:

OLYMPIC STEEL MINNEAPOLIS, INC.
By:

Its:

OLYMPIC STEEL IOWA, INC.
By:

Its:

OLY STEEL WELDING, INC.
By:

Its:

OLYMPIC STEEL RECEIVABLES, L.L.C.
By:

Its:

OLY STEEL NC, INC.
By:

Its:

TINSLEY GROUP-PS&W, INC.
By:

Its:

Schedule 1.2
Percentages and Allocations

	Percentages		Allocations
BANK	Revolving Credit Percentage	Weighted Percentage	Revolving Credit
Comerica Bank	30.0%	30.0%	$39,000,000
LaSalle Bank Midwest National Association	27.0%	27.0%	$35,100,000
Fifth Third Bank	16.0%	16.0%	$20,800,000
KeyBank National Association	27.0%	27.0%	$35,100,000
Total	100%	100%	$130,000,000